Exhibit 7
                                                           Execution Counterpart







================================================================================



                            STOCK PURCHASE AGREEMENT


                                     between


                              AP-KEI HOLDINGS, LLC


                                       and


                               KOGER EQUITY, INC.





                                October 10, 1996





================================================================================





                                       -1-

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                                TABLE OF CONTENTS

                                                                                                          PAGE


         SECTION 1.   PURCHASE AND SALE OF COMMON STOCK......................................................1

         SECTION 2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................2
                      2.1.  Corporate Organization...........................................................2
                      2.2.  Subsidiaries.....................................................................2
                      2.3.  SEC Reports......................................................................3
                      2.4.  Financial Statements.............................................................3
                      2.5.  Absence of Certain Changes or Events.............................................3
                      2.6.  Undisclosed Liabilities..........................................................4
                      2.7.  Capitalization...................................................................4
                      2.8.  Corporate Proceedings, etc.......................................................5
                      2.9.  Board of Directors...............................................................6
                      2.10. Consents and Approvals...........................................................6
                      2.11. Absence of Defaults, Conflicts, etc..............................................7
                      2.12. Compliance with Law..............................................................7
                      2.13. REIT Status......................................................................8
                      2.14. Litigation.......................................................................8
                      2.15. Private Offering.................................................................9
                      2.16. Asset Base.......................................................................9
                      2.17. Broker's or Finder's Commissions.................................................9

         SECTION 3.   REPRESENTATIONS AND WARRANTIES OF APOLLO...............................................9
                      3.1.  Corporate Organization...........................................................9
                      3.2.  Apollo's Ownership of the Company Securities....................................10
                      3.3.  Corporate Proceedings, etc......................................................10
                      3.4.  Consents and Approvals..........................................................10
                      3.5.  Absence of Defaults, Conflicts, etc.............................................11
                      3.6.  Compliance with Law.............................................................11
                      3.7.  Litigation......................................................................11
                      3.8.  Private Offering................................................................11

         SECTION 4.   COMPANY COVENANTS.....................................................................12
                      4.1.  Use of Proceeds.................................................................12
                      4.2.  Board of Directors..............................................................12
                      4.3.  Takeover Defenses...............................................................13
                      4.4.  Subscription Right..............................................................14
                      4.5.  Termination of Company Covenants................................................15


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
         SECTION 5.   APOLLO COVENANTS......................................................................15
                      5.1.  Standstill Agreements...........................................................15
                      5.2.  Lockup Agreement................................................................17
                      5.3.  Resale of Securities............................................................18
                      5.4.  Consent Solicitation............................................................18
                      5.5.  Special Purpose Entity..........................................................18
                      5.6.  Limitations on Ownership and Voting.............................................18

         SECTION 6.   ADDITIONAL COVENANTS..................................................................19
                      6.1.  Further Assurance...............................................................19
                      6.2.  Financial and Business Information..............................................19
                      6.3.  Inspection......................................................................20
                      6.4.  Keeping of Books................................................................20
                      6.5.  Lost, etc. Certificates Evidencing Shares; Exchange.............................21
                      6.6.  Confidentiality.................................................................21

         SECTION 7.   INTERPRETATION OF THIS AGREEMENT......................................................21
                      7.1.  Terms Defined...................................................................21
                      7.2.  Accounting Principles...........................................................25
                      7.3.  Directly or Indirectly..........................................................25
                      7.4.  Governing Law...................................................................25
                      7.5.  Paragraph and Section Headings..................................................25

         SECTION 8.   TERMINATION AND SURVIVAL..............................................................26
                      8.1.  Termination.....................................................................26
                      8.2.  Survival of Representations and Warranties......................................26

         SECTION 9.   MISCELLANEOUS.........................................................................26
                      9.1.  Notices.........................................................................26
                      9.2.  Expenses and Taxes..............................................................27
                      9.3.  Reproduction of Documents.......................................................27
                      9.4.  Successors and Assigns..........................................................27
                      9.5.  Notice of Proposed Action; Equitable Remedies...................................28
                      9.6.  Attorneys' Fees.................................................................28
                      9.7.  Entire Agreement; Amendment and Waiver..........................................29
                      9.8.  Limitation on Enforcement of Remedies...........................................29
                      9.9.  Counterparts....................................................................30




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        EXHIBIT A        Registration Rights Agreement
        EXHIBIT B(1)     Opinion of Boling & McCart, a professional association,
                           counsel to the Company
        EXHIBIT B(2)     Opinion of Ropes & Gray,  counsel to the Company
        EXHIBIT C        Articles of  Incorporation  of the Company
        EXHIBIT D        Amended and Restated Bylaws of the Company
        EXHIBIT E(1)     Form  of   Assignment   and Assumption  Agreement
        EXHIBIT E(2)     Form of Assignment and Assumption Agreement

                               KOGER EQUITY, INC.

                            STOCK PURCHASE AGREEMENT

                          Dated as of October 10, 1996

AP-KEI Holdings, LLC
Two Manhattanville Road
Purchase, New York 10577

Dear Sirs:

         Koger Equity, Inc., a Florida corporation (the "Company"), hereby agrees with AP- KEI Holdings, LLC, a Delaware limited liability company ("Apollo"), as follows:

SECTION 1.          PURCHASE AND SALE OF COMMON STOCK
                    ---------------------------------

         1.1. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the Company's and Apollo's representations set forth below, at the Closing (as defined below) the Company shall issue and sell to Apollo, and Apollo shall purchase from the Company, 3,000,000 shares of its common stock, par value $.01 per share (the "Common Stock"), at a price of fourteen dollars and fifty cents ($14.50) per share for an aggregate cash purchase price of forty three million five hundred thousand dollars ($43,500,000) (the "Purchase Price") (such shares, collectively, the "Shares"). Such sale and purchase shall be effected on the Closing Date by the Company's delivering to Apollo, duly registered in its name (or in the name of its nominee designated by Apollo prior to the Closing Date), a duly executed stock certificate evidencing the Shares being purchased by it, against delivery by Apollo to the Company of the Purchase Price by wire transfer of immediately available funds to such account as the Company shall designate prior to the Closing Date.

         1.2. Concurrently with the sale and purchase of the Shares, (i) the Company and Apollo shall execute the Registration Rights Agreement, the form of which is attached as Exhibit A hereto (the "Registration Rights Agreement"), and
(ii) Apollo shall receive from the Company's counsel, Boling & McCart, a professional association and Ropes & Gray, opinions, dated the Closing Date, the form of which is attached as Exhibits B(1) and B(2) hereto.

         1.3. The closing of such sale and purchase (the "Closing") shall take place at 10:00 A.M., New York City time, on the date of this Agreement or such other date as Apollo and the Company agree in writing (the "Closing Date"), at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York, or such other location as Apollo and the Company shall mutually select.

SECTION 2.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                    ---------------------------------------------

         The Company represents and warrants to Apollo that:

         2.1.  Corporate Organization
               ----------------------

                    (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Attached hereto as Exhibits C and D, respectively, are true and complete copies of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, as amended through the date hereof (collectively, the "Organizational Documents").

                    (b) The Company has all requisite power and authority and has all necessary approvals, licenses, permits and authorizations to own its properties and to carry on its business as now conducted. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                    (c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in, and the Company is in good standing under the laws of each jurisdiction in which the conduct of the Company's business or the nature of its properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").


         2.2.  Subsidiaries
               ------------

         Except as set forth on Schedule 2.2, the Company has no subsidiaries and no interests or investments in any partnership, trust or other entity or organization. Each subsidiary of the Company and each other entity and organization listed on Schedule 2.2 has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization; all of the outstanding equity or other participating interests of each subsidiary and each other entity and organization listed on Schedule 2.2 have been duly authorized and validly issued, are fully paid and non-assessable, and, to the extent owned by the Company as indicated on Schedule 2.2, are owned free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or equity.

         2.3.  SEC Reports
               -----------

         The Company has caused to be delivered to Apollo copies of the Company's Annual Report on Form 10-K for the fiscal years ended December 31, 1993, 1994 and 1995, Quarterly Reports on Form 10-Q for each of the first two fiscal quarters of the Company's current fiscal year, the Company's Proxy Statement for its annual meeting of shareholders held on May 7, 1996 and such Reports on Form 8-K as the Company has filed during the period between January 1, 1996 and the date hereof, and will cause to be delivered to Apollo copies of such additional documents as may be filed by the Company pursuant to the Exchange Act on or prior to the Closing Date (collectively, the "SEC Reports"). The SEC Reports were, and those delivered prior to the Closing will be, prepared and filed in compliance with the rules and regulations promulgated by the SEC under the Exchange Act, and do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made or will be made, not misleading.




         2.4.  Financial Statements
               --------------------

         The audited consolidated balance sheets of the Company and its subsidiaries and the related notes thereto as of December 31, 1993, 1994 and 1995 and the unaudited consolidated balance sheet of the Company and its subsidiaries and the related notes thereto as at June 30, 1996 (the "Unaudited Consolidated Balance Sheet") present fairly the financial position of the Company and its subsidiaries as at the dates thereof, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows, for the fiscal periods ended on such dates, including, with respect to all of the foregoing, the related notes thereto, present fairly the consolidated financial position, the results of operations, cash flows and changes in financial position of the Company and its subsidiaries for the respective periods indicated. All such financial statements, including the schedules and notes thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently throughout the periods involved.

         2.5.  Absence of Certain Changes or Events
               ------------------------------------

         Except as disclosed in the SEC Reports filed with the SEC prior to the date hereof or in Schedule 2.5, since June 30, 1996, the Company and each of its subsidiaries has conducted its business only in the ordinary course of such business and has not (i) sold or acquired any real estate or (ii) leased all or substantially all of any property or (iii) entered into any financing arrangements in connection therewith or (iv) granted an option to purchase or lease all or substantially all of any property or (v) entered into a contract to do any of the foregoing and there has not been (a) any change, circumstance or event that has resulted in a Material Adverse Effect or (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Common Stock.

         2.6.  Undisclosed Liabilities
               -----------------------

         Except as set forth on Schedule 2.6, neither the Company nor any subsidiary has any material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except for (i) liabilities or obligations reflected or reserved against in the Unaudited Consolidated Balance Sheet, (ii) liabilities and obligations relating to outstanding leases that are not required to be disclosed under GAAP and (iii) current liabilities incurred in the ordinary course of business since the date of such balance sheet.

         2.7.  Capitalization
               --------------

                    (a) On the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of its Common Stock and 50,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The issued and outstanding shares of capital stock of the Company as of the close of business on the date one (1) Business Day prior to the Closing Date consisted of 17,881,556 shares of Common Stock, and the Company has not issued any shares of Common Stock since that date except for shares issued as a result of the exercise of any warrants, options or convertible securities or shares issued in connection with the Company's Monthly Stock Investment Plan which are listed on
Schedule 2.7. No shares of Preferred Stock are outstanding.

                    (b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable. Upon issuance, sale and delivery as contemplated by this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights or interests of any third party of any nature whatsoever.

                    (c) Except for the conversion rights which attach to the warrants, options and convertible securities which are listed on Schedule 2.7 hereto and except for rights pursuant to the Company's Common Stock Rights Agreement, dated as of September 30, 1990 (as amended from time to time, the "Rights Agreement") and rights pursuant to the Company's Monthly Stock Investment Plan, on the Closing Date (after giving effect to the issuance of the Shares) there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion or exchange of any security of the Company nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of Common Stock nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. No shareholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company other than those rights of Apollo existing pursuant to this Agreement.

         2.8.  Corporate Proceedings, etc.
               ---------------------------

                    (a) The Company has authorized the execution, delivery and performance of this Agreement and each of the transactions and agreements contemplated hereby. No other corporate action (including shareholder approval) is necessary to authorize such execution, delivery and performance, and upon such execution and delivery this Agreement, the Registration Rights Agreement and the Amended Rights Agreement shall constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Company has authorized the issuance and delivery of the Shares in accordance with this Agreement.

                    (b) The Company has duly taken such  actions  under  Florida law so that the execution and delivery of this Agreement, and the acquisition, from time to time, by Apollo or its Affiliates of the Permitted Securities shall not be an "affiliated transaction" under the provisions of ss.607.0901 of the Florida Business Corporation Act (the "FBCA") or a "control share acquisition" by Apollo or its Affiliates under the provisions of ss. 607.0902 of the Florida Business Corporation Act; provided, however, that: (a) nothing in this Agreement shall preclude the application of either of ss.607.0901 or ss.607.0902 to any other transaction not expressly permitted under this Agreement, whether involving Apollo or any of its Affiliates or otherwise; and (b) in the event that Apollo or any of its Affiliates shall, at any time, be the Beneficial Owner of any security of the Company, including without limitation, any share of Common Stock, which is not a Permitted Security (each a "Prohibited Security" and collectively "Prohibited Securities"), then all Permitted Securities shall be aggregated with all Prohibited Securities in calculating whether Apollo and its Affiliates engage or have engaged in an "affiliated transaction" or a "control share acquisition", as the case may be. The Company has provided Apollo with a copy of the resolutions of the Board of Directors of the Company (the "Board of Directors") that carry out the actions described by this Section 2.8(b).

                    (c) The Company has duly amended the Rights Agreement (the "Amended Rights Agreement") such that the definition of "Exempt Person" thereunder includes (i) Apollo and its Affiliates so long as neither Apollo nor any of its Affiliates is the Beneficial Owner of any Prohibited Security and
(ii) any person who is an "Affiliate" (using in this clause (ii) only the term as defined in the Rights Agreement) of Apollo to the extent that such "Affiliate" would be an Acquiring Person (as defined in the Rights Agreement) as a result of "Beneficially Owning" (as defined in the Rights Agreement) any Permitted Securities; provided, however, that, in the event that Apollo or any Affiliate shall, at any time, Beneficially Own any Prohibited Security, then:
(a) nothing in this Agreement shall preclude the Company from amending and restating the Rights Agreement in any way or adopting a new rights agreement; and (b) all Permitted Securities shall be aggregated with all Prohibited Securities in calculating the number of securities of the Company, including, without limitation, Common Stock, of which Apollo and its Affiliates are Beneficial Owners for purposes of the Rights Agreement. The Company has provided Apollo with a copy of the Amended Rights Agreement.

                    (d) The Company has duly taken all such actions under its Amended and Restated Articles of Incorporation as are necessary such that the Permitted Securities beneficially owned from time to time by Apollo and its Affiliates shall not be deemed to be "Excess Shares", as such term is defined therein; provided, however, that: (a) nothing in this Agreement shall preclude the application of the Excess Share provision of the Amended and Restated Articles of Incorporation, as in effect on the date hereof or as amended or restated from time to time (the "Articles"), to any other acquisition of shares of securities of the Company not expressly permitted under this Agreement, whether by Apollo or any of its Affiliates or otherwise; and (b) in the event that Apollo or any of its Affiliates shall, at any time, become the Beneficial Owner of any Prohibited Security, the Permitted Securities may, to the extent provided in the Articles, be aggregated with any Prohibited Securities in calculating the number of shares of securities of the Company, including, without limitation, Common Stock, for purposes of any calculation under the Articles, including, without limitation, any so-called Excess Share calculation. The Company has provided Apollo with a copy of the resolutions of the Board of Directors that carry out the actions described by this Section 2.8(d).

         2.9.  Board of Directors
               ------------------

         Effective immediately following the Closing, the Board of Directors of the Company (the "Board of Directors") consists of twelve (12) directors, including Messrs. William L. Mack, Lee S. Neibart and W. Edward Scheetz, who have been duly elected as Disinterested Directors to the Board of Directors by the affirmative vote of at least seven directors (each named person, together with any person from time to time designated by Apollo to replace such person, provided that each such designee is reasonably acceptable to the Board of Directors, is herein referred to as an "Apollo Director"). The foregoing election has been expressly conditioned upon the Closing under this Agreement, and no Apollo Director shall serve as a director on the Board of Directors until immediately following the Closing.

         2.10.  Consents and Approvals
                ----------------------

         The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not require the Company or any of its subsidiaries to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority except (a) as set forth in Schedule 2.10; and (b) such as have been duly obtained or made, as the case may be, and

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are in full force and effect on the date hereof and will  continue to be in full force and effect on the Closing Date; and (c) such as would not have a Material Adverse Effect or an Apollo Material Adverse Effect following the Closing.

         2.11.  Absence of Defaults, Conflicts, etc.
                ------------------------------------

         The execution and delivery of this Agreement does not, and the fulfillment of the terms hereof by the Company, and the issuance of the Shares will not, (i) result in a breach of any of the terms, conditions or provisions of, or (ii) constitute a default under, or (iii) permit the acceleration of rights under or termination of, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other agreement of the Company or any of its subsidiaries (collectively the "Agreements and Instruments"), or the Organizational Documents, or any rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Company or any of its subsidiaries or over their respective properties or businesses, which breach, default, acceleration of rights or termination would have a Material Adverse Effect or an Apollo Material Adverse Effect following the Closing. To the Company's knowledge, no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any such Agreements and Instruments or in any license, permit or authorization to which the Company or any subsidiary is a party or by which any of them may be bound.

         2.12.  Compliance with Law
                -------------------

                    (a) Subject to such matters as are identified in the SEC Reports relating to governmental rules and regulations promulgated under the Americans with Disabilities Act and environmental laws, neither the Company nor any of its subsidiaries nor any property owned by them is in material violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation laws or regulations relating to the environment or to occupational health and safety, and no material expenditures are or will be required in order to cause its current operations or properties to comply with any such law, ordinances, governmental rules or regulations. There is no continuing order, injunction or decree to which the Company or any of its subsidiaries is subject or by which any of their assets is bound, and to the best knowledge of the Company neither the Company nor any of its subsidiaries is subject to, or the target of, any inquiry or investigation which could result in any such order, injunction or decree.

                    (b) To the Company's knowledge, the Company and its subsidiaries have all licenses, permits, franchises or other governmental authorizations necessary to the ownership of their property or to the conduct of their respective businesses, which if violated or not obtained might have a Material Adverse Effect. To the Company's knowledge, neither the Company nor any subsidiary has been finally denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business.

         2.13.  REIT Status
                -----------

                    (a) To the Company's knowledge, which is principally based on information provided by stockholders, as of the date hereof, (i) the Company is a "domestically-controlled" REIT within the meaning of the Code Section 897(h)(4)(B), and (ii) non-domestic persons Holding five percent (5%) or more of the Common Stock are set forth in Schedule 2.13. To the Company's knowledge, except as set forth in Schedule 2.13 and interests in the Company held by Apollo that may be attributed to an "individual", no person or entity which would be treated as an "individual" for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) owns or would be considered to own (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 9.8% of the value of the outstanding equity interest in the Company.

                    (b) (i) The Company was eligible to and did validly elect to be taxed as a real estate investment trust ("REIT") for federal income tax purposes beginning for calendar year 1993 and has met all of the requirements to be treated as a REIT within the meaning of Sections 856-860 of the Code since such time. The Company has met all requirements necessary to be treated as a REIT for purposes of the income tax provisions of each of the states in which it owns property or conducts business (to the extent any such state recognizes REIT status). Each subsidiary of the Company is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code. Each subsidiary of the Company organized as a partnership (and any other subsidiary that files tax returns as a partnership for federal income tax purposes) was and continues to be classified as a partnership for federal income tax purposes.

                           (ii)  The  Company  has  operated,   and  intends  to
continue to operate, in such a manner as to qualify as a REIT for 1996.

                           (iii) The  Company  has not taken or  omitted to take
any action which has resulted in a challenge to its status as a REIT, and no challenge to the Company's status as a REIT is pending or, to the Company's knowledge, threatened.

         2.14.  Litigation
                ----------

                    (a) Except for the matters described on Schedule 2.14, there are no actions, suits, investigations or proceedings pending, or to the knowledge of the Company, threatened, against the Company or its subsidiaries, or any of their respective properties or assets, by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality (i) which would question the validity of this Agreement or the Registration Rights Agreement or any action taken or to be taken pursuant hereto or thereto, or (ii) that would have a Material Adverse Effect.

                    (b) Neither the Company nor its subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or award which would result in a Material Adverse Effect.

         2.15.  Private Offering
                ----------------

         The offer, sale and issuance of the Shares are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         2.16.  Asset Base
                ----------

         The Company and its subsidiaries do not hold "non-exempt assets" (as such term is used in Section 802.4 of the Hart-Scott-Rodino Act) with an aggregate fair market value of more than $15,000,000.

         2.17.  Broker's or Finder's Commissions
                --------------------------------

         Except as set forth in Schedule 2.17, no broker's or finder's fee or commission (whether payable in cash, any equity interest in the Company or any of its subsidiaries, or any other form of compensation) will be payable by the Company with respect to the issuance and sale of the Shares or the transactions contemplated hereby.

SECTION 3.          REPRESENTATIONS AND WARRANTIES OF APOLLO
                    ----------------------------------------

         Apollo represents and warrants to the Company that:

         3.1.  Corporate Organization
               ----------------------

                    (a) Apollo is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. AP-MM KEI Holdings, LLC, the managing member of Apollo, is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Apollo Real Estate Investment Fund II, L.P., is a limited liability partnership duly organized, validly existing and in good standing under the laws of the State of Delaware (the "Fund"). AP-MM KEI Holdings, LLC owns 1% of the equity interest in Apollo and the Fund owns the remaining 99% of the equity interest in Apollo. Apollo Real Estate Advisors II, L.P. is a limited liability partnership duly organized, validly existing and in good standing under the laws of the State of Delaware ("Advisors"). Advisors is the general partner of the Fund.

                    (b) Apollo has all requisite power and authority and has all necessary approvals, licenses, permits and authorizations to own its properties and to carry on its business as now conducted. Apollo has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                    (c) Apollo has filed all necessary documents to qualify to do business as a foreign limited liability company in, and Apollo is in good standing under the laws of, each jurisdiction in which the conduct of Apollo's business or the nature of its properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, results of operations or financial condition of Apollo and its Affiliates taken as a whole (an "Apollo Material Adverse Effect").

         3.2.  Apollo's Ownership of the Company Securities
               --------------------------------------------

         As of the date hereof, Apollo and its Affiliates Beneficially Own 1,713,240 shares of the Company's Common Stock, which include (a) 582,598 shares of the Company's Common Stock owned outright, which are the "Existing Apollo Shares" and (b) options to purchase a total of 1,130,642 additional shares of Common Stock, which are the Option Shares, under and pursuant to Apollo's right under (i) that certain Option Agreement, dated as of May 22, 1996 by and between Kronus Property Holdings, L.L.C., an Affiliate of Apollo ("Kronus"), and TCW Special Credits, for itself and as general partner or investment manager for certain entities (the "TCW Option") and (ii) that certain Option Agreement dated as of May 24, 1996 by and between Kronus and Tyndall Partners (the "Tyndall Option") (collectively, the TCW Option and the Tyndall Option are referred to herein as the "Options"). The information contained in the Schedule 13D filed on behalf of Apollo Real Estate Investment Fund II, L.P. on June 25, 1996, as amended by Amendment No. 1 thereto dated August 20, 1996 describes all shares of the Company's Common Stock and its Affiliates Beneficially Owned by Apollo and its Affiliates other than the Shares and is true and correct in all material respects.

         3.3.  Corporate Proceedings, etc.
               ---------------------------

         Apollo has authorized the execution, delivery and performance of this Agreement and each of the transactions and agreements contemplated hereby. No other company action is necessary to authorize such execution, delivery and performance, and upon such execution and delivery this Agreement and the Registration Rights Agreement shall constitute the valid and binding obligations of Apollo, enforceable against Apollo in accordance with their terms.

         3.4.  Consents and Approvals
               ----------------------

         Except for the filing of an amendment to its Schedule 13D with the SEC reporting the acquisition of the Shares and in reliance on the accuracy of the representation made by the Company in Section 2.16, the execution and delivery by Apollo of this Agreement, the performance by Apollo of its obligations hereunder and the consummation by Apollo of the transactions contemplated hereby do not require Apollo to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority except such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof and will continue to be in full force and effect on the Closing Date.

         3.5.  Absence of Defaults, Conflicts, etc.
               ------------------------------------

         The execution and delivery of this Agreement does not, and the fulfillment of the terms hereof by Apollo will not, (i) result in a breach of any of the terms, conditions or provisions of, or (ii) constitute a default under, or (iii) permit the acceleration of rights under or termination of, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other agreement of Apollo, or the operating agreement, or any rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over Apollo or over its properties or businesses. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any such indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other agreement of Apollo or in any license, permit or authorization to which Apollo is a party or by which it may be bound.

         3.6.  Compliance with Law
               -------------------

         Apollo is not in material violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation laws or regulations relating to the environment or to occupational health and safety, and no material expenditures are or will be required in order to cause its current operations or properties to comply with any such law, ordinances, governmental rules or regulations. There is no continuing order, injunction or decree to which Apollo is subject or by which any of its assets is bound, and to the best knowledge of Apollo it is not subject to, or the target of, any inquiry or investigation which could result in any such order, injunction or decree.




         3.7.  Litigation
               ----------

                    (a) There are no actions, suits, investigations or proceedings pending, or to the knowledge of Apollo, threatened, against Apollo, or any of its properties or assets, by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality (i) which would question the validity of this Agreement or the Registration Rights Agreement or any action taken or to be taken pursuant hereto or thereto, or (ii) that would have an Apollo Material Adverse Effect.

                    (b) Apollo is not in default with respect to any judgment, order, writ, injunction, decree or award which would result in an Apollo Material Adverse Effect.

         3.8.  Private Offering
               ----------------

         Apollo is acquiring the Shares for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of reselling, transferring or distributing the Shares; provided, however, that subject to Section 5.2(a), any resale, transfer or distribution of Apollo's property shall at all times be within Apollo's control, and without prejudice to Apollo's right at all times to sell or otherwise dispose of all or any part of such Shares under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

SECTION 4.          COMPANY COVENANTS
                   -----------------

         4.1.  Use of Proceeds
               ---------------

         The Company will apply all proceeds from the sale and issuance of the Shares to the repayment of existing indebtedness to the extent required under its existing agreements with lenders, except to the extent that any lenders may waive such repayment. All remaining proceeds will be held by the Company for general corporate purposes.

         4.2.  Board of Directors
               ------------------

                    (a) For so long as Apollo and its Affiliates Beneficially Own at least 3,535,199 shares of Common Stock (before giving effect to any stock dividends, stock splits or reverse stock splits), the Company will (i) cause the Board of Directors to consist of no more than twelve (12) directors and (ii) nominate and use its best efforts to elect and to cause to remain as Disinterested Directors on the Board of Directors three (3) Apollo Directors.

                    (b) For so long as Apollo and its Affiliates Beneficially Own at least 2,356,799 (but less than 3,535,199) shares of Common Stock (before giving effect to any stock dividends, stock splits or reverse stock splits), the Company will (i) cause the Board of Directors to consist of no more than twelve
(12) directors and (ii) nominate and use its best efforts to elect and to cause two Apollo Directors to remain as Disinterested Directors on the Board of Directors.

                    (c) For so long as Apollo and its Affiliates Beneficially Own at least 1,178,400 (but less than 2,356,799) shares of Common Stock (before giving effect to any stock dividends, stock splits or reverse stock splits), the Company will (i) cause the Board of Directors to consist of no more than twelve
(12) directors and (ii) nominate and use its best efforts to elect and to cause one Apollo Director to remain as a Disinterested Director on the Board of Directors.

                    (d) The Company agrees to use its best efforts to cause a majority of the Disinterested Directors to elect or designate an individual designated by Apollo to fill any vacancy created by the death, disability, retirement, resignation or removal of any Apollo Director, provided that each such designee is reasonably acceptable to the Board of Directors.

                    (e) The Company will establish and maintain executive, finance, audit and compensation committees of the Board of Directors, and shall use its best efforts to elect, appoint or designate to each of such committees and to any other committees maintained by the Company that number of Apollo Directors that gives the Apollo Directors the same proportional representation on any such committee as they otherwise have on the Board of Directors (but in no case less than one Apollo Director). Notwithstanding the foregoing, no Apollo Director shall be elected, appointed or designated to an independent committee of the Board of Directors established for the purpose of reviewing (i) a material proposed transaction between the Company and Apollo or any of its Affiliates or Associates or (ii) compliance by the Company or Apollo or any of its Affiliates with the terms of this Agreement (an "Independent Committee").

         4.3. Takeover Defenses
              -----------------

                    (a) So long as Apollo and its Affiliates Beneficially Own only Permitted Securities, the Company shall take all such further actions under Florida law as are necessary such that Sections 607.0901 and 607.0902 of the Florida Business Corporation Act (or their successor provisions) relating to affiliated transactions and control share acquisitions shall not apply to Apollo and its Affiliates or the Company as a result of either the acquisition or ownership by Apollo or its Affiliates of any Permitted Securities; provided, however, that: (a) nothing in this Agreement shall cause the Company to take any such actions to preclude the application of either of ss.607.0901 or ss.607.0902 to any other transaction not expressly permitted under this Agreement, whether involving Apollo or its Affiliates or otherwise; and (b) in the event that Apollo or any of its Affiliates shall, at any time, become the Beneficial Owner of a Prohibited Security, then all Permitted Securities shall be aggregated with all Prohibited Securities in calculating whether Apollo or its Affiliates engage or have engaged in an "affiliated transaction" or a "control share acquisition", as the case may be.

                    (b) So long as Apollo and its Affiliates Beneficially Own only Permitted Securities, the Company will not, without the prior written consent of Apollo, amend the Rights Agreement or adopt any new rights agreement; provided, however, that: (a) nothing in this Agreement shall prevent the Company from extending the expiration date of Rights granted under the Rights Agreement; and (b) in the event that Apollo or any of its Affiliates shall, at any time, become the Beneficial Owner of a Prohibited Security, then all Permitted Securities shall be aggregated with all Prohibited Shares in calculating the number of shares of securities of the Company, including, without limitation, Common Stock, of which Apollo and its Affiliates are Beneficial Owners for purposes of the Rights Agreement.

                    (c) So long as Apollo and its Affiliates Beneficially Own only Permitted Securities, the Company will not, without the prior written consent of Apollo, take, or fail to take, any action that causes any Permitted Securities to be deemed "Excess Shares" under the Articles; provided, however, that (a) nothing in this Agreement shall require the Company to take any such actions to preclude the application of the Excess Share provision of the Articles to any other transaction not expressly permitted under this Agreement, whether involving Apollo or its Affiliates or otherwise; and (b) in the event that Apollo shall, at any time, become the beneficial owner of any Prohibited Security, then the Permitted Securities may, to the extent provided in the

Articles, be aggregated with any Prohibited Securities in calculating the number of shares of securities of the Company, including, without limitation, Common Stock for purposes of any calculation under the Articles, including, without limitation, a so-called Excess Share calculation.

         4.4.  Subscription Right
               ------------------

         If at any time during the term of this Agreement the Company issues equity securities of any kind (the term "equity securities" shall include for these purposes Common Stock and any warrants, options or other rights to acquire equity securities (including Common Stock) and debt securities convertible into equity securities) of the Company (other than the issuance of (a) securities pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other form of reorganization, (b) shares of Common Stock issued pursuant to the Rights Agreement, to the extent that Apollo is expressly excluded from receiving such shares by the terms of the Rights Agreement, (c) Common Stock (or options or warrants to acquire Common Stock) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan, stock investment plan, benefit plan or other management or director equity program approved by the Board of Directors or (d) Common Stock issued as a result of the exercise of warrants outstanding on the Closing Date), then, as to Apollo, the Company shall, no later than the date of any such issuance:

                           (i) give written  notice  setting forth in reasonable
detail (A) the designation and all of the terms and provisions of the securities to be issued (the "New Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (B) the price and other terms of the sale of such securities;
(C) the amount of such securities to be issued; and (D) such other information as Apollo may reasonably request within ten (10) Business Days of such notice in order to evaluate the issuance; and

                           (ii) offer to sell to Apollo on the terms and at such
price as set forth in the notice required by clause (i) of this Section 4.4 that number of additional New Securities that would cause Apollo and its Affiliates to Beneficially Own (A) in the case of New Securities consisting of Common Stock or securities exercisable into, exchangeable for or convertible into Common Stock, 25% of the sum of (1) the number of shares of Common Stock outstanding on such date and (2) if applicable, the number of shares of Common Stock issuable upon the exercise, exchange or conversion of such New Securities, and (B) in the case of New Securities consisting of any other equity security, 25% of the number of New Securities outstanding.

         Apollo shall be entitled to exercise its purchase rights hereunder at any time on or prior to the later to occur of (A) ten (10) Business Days after receipt of such notice from the Company or (B) ten (10) Business Days after Apollo has received any information requested by it pursuant to Section 4.4(i)(D) that is reasonably accessible to the Company. If Apollo shall not have exercised its purchase rights within the applicable ten (10) Business Day period, Apollo will be deemed to have forfeited such rights with respect to such issuance of New Securities, provided, however, that the election by Apollo not to exercise its subscription rights under this Section 4.4 in any one instance shall not affect its right as to any subsequent issuance.

         4.5.  Termination of Company Covenants
               --------------------------------

         In addition to such remedies as the Company may otherwise have under this Agreement or in law or equity, the obligations of the Company under Sections 4.2 and 4.4 shall cease in the event that Apollo or any Affiliate shall breach its obligations under any of Sections 5.1(a), 5.1(b), 5.1(d), 5.2, 5.4,
5.5 or 5.6(a).

SECTION 5.          APOLLO COVENANTS
                    ----------------

         5.1.  Standstill Agreements
               ---------------------

                    (a) Apollo and its Affiliates will not (i) acquire, or seek to acquire, shares of Common Stock, or rights to acquire such shares if as a result of any such acquisition Apollo or its Affiliates would Beneficially Own any Prohibited Securities or (ii) acting alone or in concert with any Person, commence or solicit support for a takeover of or merger with the Company, in either case without the prior written consent of the Board of Directors.

                    (b) Following the Closing and until January 1, 1997, Apollo agrees that Apollo and its Affiliates will become the Beneficial Owner of additional shares of Common Stock only in (i) acquisitions directly from the Company and/or with the prior written consent of the Board of Directors or (ii) acquisitions of shares of Common Stock resulting from the exercise of the Options.

                    (c) Apollo further agrees that if Apollo or its Affiliates intend or propose to become the Beneficial Owner of additional shares of Common Stock as otherwise permitted by Section 5.1(a), Apollo will (i) notify the Company in writing of such intention or proposal at least three (3) Business Days prior to making any such purchase and (ii) discuss with the Company during such three (3) Business Day period the possibility of purchasing such additional shares directly from the Company.

                    (d) Apollo and its Affiliates agree to vote all shares of Common Stock Beneficially Owned by any of them (i) in accordance with the recommendation of the Board of Directors or (ii) proportionately with all other voting shareholders, provided, however, that Apollo and its Affiliates may vote shares of Common Stock Beneficially Owned by them without restriction in connection with (x) any proposal by the Board of Directors to change the Company's status as a REIT, (y) amendments to the Organizational Documents (other than pursuant to Section 5.4), and (z) any Extraordinary Transaction (the covenants and agreements contained in Subsections 5.1(a), 5.1(b), 5.1(c) and 5.1(d) being herein referred to as the "Standstill Agreements").

                     (e) The Standstill Agreements shall cease to be in effect if

                           (i)  Covenant  Breach  -- the  Company  breaches  any
covenant contained in Sections 4.2, 4.3 or 4.4 of this Agreement; or

                           (ii) Unimpeded  Market Purchases -- any person (other
than Apollo or its Affiliates) files with the SEC (A) a Schedule 13D announcing that it Holds 15% or more of the Common Stock with an intent other than solely for investment or (B) a Schedule 14D-1 announcing a tender offer for Common Stock or rights to acquire shares of Common Stock or securities convertible into shares of Common Stock in an amount which, together with the shares of Common Stock then owned by such person, would result in such person Holding 15% or more of the Common Stock and, in either case, the Board of Directors does not promptly employ an available takeover defense with respect to such person; or

                           (iii)  Amendment  of   Organizational   Documents  --
without the prior written consent of Apollo, the Company amends, modifies or changes, or puts to a shareholder vote a proposal to amend, modify or change, any of the Organizational Documents (including, without limitation, by the filing of any certificate of designation) other than pursuant to Section 5.4, provided, however, that the Company may amend its Organizational Documents by filing certificates of designation or amendment which solely allow the Company to obtain preferred stock financing upon customary and usual terms and conditions for REITs; or

                           (iv)  Significant Corporate Actions

                                (A) without the prior written consent of Apollo,
the Company winds up, liquidates or dissolves its affairs or enters into any transaction of merger or consolidation involving, or conveys, sells, leases or otherwise disposes of, all or substantially all of its assets (or agrees to do any of the foregoing at any future time), whether in a single transaction or a series of related transactions (or puts to a shareholder vote a proposal to take any of the foregoing actions), except that the Company and its subsidiaries may transfer assets among themselves (each an "Extraordinary Transaction"),

                                (B) without the prior written consent of Apollo,
the Company or any of its subsidiaries enters into an agreement for, or takes corporate action to approve, the purchase, acquisition, sale, development or disposition of (1) property or assets in one or a series of related transactions that has a fair market value in excess $30,000,000 or (2) stock of another entity in one or a series of related transactions in which the underlying assets of such entity have a fair market value in excess $30,000,000, or

                                (C) without the prior written consent of Apollo,
the Company or any of its subsidiaries enters into an agreement for, or takes corporate action to approve, the issuance of shares of Common Stock in one or a series of related issuances to any person or "group" (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) in an amount exceeding 9.8% of the total number of outstanding shares of Common Stock; or

                           (v)  Management Matters --

                                (A) without the prior written consent of Apollo,
which shall not be unreasonably withheld, the Company (1) hires, terminates or significantly alters the duties or terms and conditions of employment of any Senior Executive or (2) amends any employment agreement, compensation agreement or other arrangement with any Senior Executive, or

                                (B) without the prior written consent of Apollo,
the Company (1) pays bonuses or any other discretionary compensation (whether in cash, stock, property or otherwise but excluding stock options) to any Senior Executive that are in excess of 200% of the base salary of such Senior Executive for the fiscal year with respect to which such bonuses or other discretionary compensation are paid or (2) grants stock options to Senior Executives in excess of industry standards at below market prices; or

                           (vi) REIT Status -- without the prior written consent
of Apollo, the Company elects not to be taxed as a REIT on its federal income tax returns or knowingly fails to comply with all applicable laws, rules and regulations of the Code relating to a REIT, or knowingly takes any action or fails to take any action which results in the loss of its status as a REIT for federal income tax purposes.

         5.2.  Lockup Agreement
               ----------------

                    (a) For a period of one year following the Closing Date, Apollo and its Affiliates will not directly or indirectly sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock Beneficially Owned by them, other than transfers to any of their Affiliates, which transfers shall be subject to
Section 9.4. Notwithstanding the foregoing, Apollo may pledge its shares of Common Stock to any Eligible Institution (each a "Permitted Assignee"), which may exercise all its rights in accordance with such pledge, provided that such Permitted Assignee has complied with Section 9.4.

                    (b) The covenants contained in Section 5.2(a) shall cease to be in effect upon the earlier of (i) one year following the Closing Date or (ii) such time as the Standstill Agreements cease to be in effect.

         5.3.  Resale of Securities
               --------------------

         Apollo covenants that it will not sell or otherwise transfer the Shares except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

         The certificates evidencing the Shares will bear the following legend reflecting the foregoing restrictions on the transfer of such securities:

         "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder."

         5.4.  Consent Solicitation
               --------------------

         If the Standstill Agreements are in effect at the time of the Company's 1999 Annual Meeting of Shareholders (which meeting shall be held in the year
1999), Apollo and its Affiliates shall vote all of their shares of Common Stock in favor of any proposal of the Board of Directors to amend the Organizational Documents to limit or eliminate the ability of shareholders of the Company to act by written consent in lieu of a shareholder meeting.


         5.5.  Special Purpose Entity
               ----------------------

         Advisors will not transfer control of Apollo to any entity other than an Affiliate of Advisors.

         5.6.  Limitations on Ownership and Voting
               -----------------------------------

                    (a) For so long as the Standstill Agreements are in effect, Apollo and its Affiliates shall Beneficially Own only Permitted Securities and shall not Beneficially Own any share of Common Stock which is a Prohibited Security. If Apollo or any Affiliate becomes aware of the Beneficial Ownership by an Associate of Apollo or an Associate of an Affiliate of Apollo of securities of the Company, Apollo shall report such Beneficial Ownership to the Company within five (5) business days of the time that Apollo or such Affiliate had knowledge of such Beneficial Ownership. In addition, Apollo and its Affiliates shall provide such other and further information as the Company may reasonably request so that the Company can determine whether such Associate is an Affiliate of Apollo or any Affiliate of Apollo or whether Apollo or any Affiliate Beneficial Owns securities of the Company Beneficially Owned by such Associate.

                    (b) To the extent that Permitted Securities Held by Apollo and its Affiliates may include, from time to time, and for any reason (including, without limitation, the exercise, exchange, or conversion of New Securities or the Beneficial Ownership of Inadvertent Shares), shares of Common Stock or other voting securities of the Company which are entitled to more than twenty-five (25%) percent (the "Voting Limit") of the voting rights of any class of voting securities of the Company, then Apollo and its Affiliates shall vote, or cause to be voted, that number of such voting securities equal to the difference between (x) the Voting Limit and (y) the number of shares of voting securities Beneficially Owned by Apollo and its Affiliates in such class proportionately with the vote of all other voting holders of the voting securities in such class, excluding Apollo and its Affiliates.

                    (c) Any Permitted Assignee agrees to vote all of its shares of Common Stock (i) in accordance with the recommendation of the Board of Directors or (ii) proportionately with all other voting shareholders, provided, however, that such Permitted Assignee may vote its shares without restriction in connection with (x) any proposal by the Board of Directors to change the Company's status as a REIT, (y) amendments to the Organizational Documents (other than pursuant to Section 5.4), and (z) any Extraordinary Transaction.

SECTION 6.          ADDITIONAL COVENANTS
                    --------------------

         6.1.  Further Assurance
               -----------------

         Each of the parties shall, from time to time, whether before or after the Closing, execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

         6.2.  Financial and Business Information
               ----------------------------------

         From and after the date hereof and for so long as Apollo is entitled to at least one Apollo Director on the Board of Directors pursuant to Section 4.2, the Company shall deliver to Apollo:

                    (a) Quarterly Statements - as soon as practicable following the filing thereof with the SEC, a copy of each Form 10-Q of the Company.

                    (b) Annual Statements - as soon as practicable following the filing thereof with the SEC, a copy of each Form 10-K of the Company.

                    (c) Business Plan; Projections - when and as provided to the Board of Directors, an annual business plan of the Company and any projections of operating results.

                    (d) Audit Reports - when and as provided to the Board of Directors, one copy of each other financial report and internal control letter submitted to the Company, or any committee of the Board of Directors, by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company.

                    (e) Other Reports - promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally, of each financial statement, report, notice or proxy statement sent by the Company or any of its subsidiaries to the SEC or any successor agency, if applicable, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any subsidiary with, or received by such Person in connection therewith from, any domestic or foreign securities exchange, the SEC or any successor agency or any foreign regulatory authority performing functions similar to the SEC, of any press release issued by the Company or any subsidiary, and of any material of any nature whatsoever prepared for the SEC or any successor agency thereto or any state blue sky or securities law commission which relates to or affects in any way the Company or any subsidiary.

                    (f) Requested Information - with reasonable promptness, the Company shall furnish Apollo with such other data and information as from time to time may be reasonably requested subject to the restrictions in Section 6.3.

         6.3.  Inspection
               ----------

         From the date of this Agreement and for so long as Apollo is entitled to at least one Apollo Director on the Board of Directors pursuant to Section 4.2, the Company shall permit Apollo, its nominee, assignee, and its representative to visit and inspect any of the properties of the Company and its subsidiaries, to examine all its books of account, records, reports and other papers not contractually or legally required of the Company to be confidential or secret, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with Apollo, its nominees, assignees and representatives the finances and affairs of the Company and any subsidiaries), all at such reasonable times and as often as may be reasonably requested, provided, however, that Apollo shall not be entitled to the minutes of, or any information or advise provided to, an Independent Committee.

         6.4.  Keeping of Books
               ----------------

         The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its subsidiaries in accordance with GAAP.

         6.5.  Lost, etc. Certificates Evidencing Shares; Exchange
               ---------------------------------------------------

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Shares owned by one of Apollo, and (in the case of loss, theft or destruction) of an indemnity from an Apollo in the form of an open penalty indemnity bond issued in favor of Koger Equity, Inc. or its successors and the Company's Common Stock Transfer Agent, First Union National Bank of North Carolina, or its successor, with sufficient surety to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. Upon surrender of any certificate representing any Shares for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Shares represented by the certificate so surrendered and registered as such holder may request.

         6.6.  Confidentiality
               ---------------

         The terms of the Confidentiality Agreement, dated September 9, 1996, between the Company and Advisors are incorporated by reference herein and each of the Company and Apollo agrees to be bound by the terms thereof, provided, however, that notwithstanding the terms of such agreement, if the Standstill Agreements are not terminated before the termination of this Agreement Apollo shall be prohibited from disclosing any confidential information provided to it by the Company until the earlier of (i) the ninetieth (90th) day following the termination of the Standstill Agreements and (ii) the date of filing by the Company of the first Form 10-Q with the SEC following the termination of the Standstill Agreements.

SECTION 7.          INTERPRETATION OF THIS AGREEMENT
                    --------------------------------

         7.1.  Terms Defined
               -------------

         As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         Advisors:  shall have the meaning set forth in Section 3.1(a).

         Affiliate: An "affiliate" of, or a person "affiliated" with, a specified person is (1) a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the person specified or (2) any relative or spouse of such person, or any relation of such spouse, who has the same home as such person. As used in this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control") means the possession, direct or indirect, of the power, whether exercised or not, to direct or cause the acquisition and/or disposition by such person of securities of the Company, whether through the ownership of voting securities or otherwise. To clarify the foregoing, a Person (including, without limitation, partners, members of limited liability companies, or co-investors) which would, under the foregoing definitions, be an "Affiliate" solely by reason of its common control with a specified person of an Affiliate of such specified person shall not be an "Affiliate" of such specified person. The term Affiliates of Apollo includes, without limitation, (i), as of the Closing Date, the persons and entities listed on Schedule 7.1; (ii) any person employed by Apollo or any of its Affiliates who replaces any individual named on Schedule 7.1 or who holds the same or any comparable position for Apollo or any of its Affiliates listed on Schedule 7.1; and (iii) any Associate which satisfies the provisions of clauses (1) and (2) of the first sentence of this definition.


         Amended Rights Agreement: shall have the meaning set forth in Section 2.8(c).

         Apollo Director: shall have the meaning set forth in Section 2.9.

         Apollo  Material  Adverse  Effect:  shall have the meaning set forth in
Section 3.1(c).

         Articles: shall have the meaning set forth in Section 2.8(d).

         Associate: The term "Associate" used to indicate a relationship with any person means (1) any corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, and (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity. To clarify the foregoing, the Company may assert, in accordance with the definitions set forth herein, that an Associate is an Affiliate of Apollo or any of its Affiliates or that securities of the Company Beneficially Owned by such Associate are Beneficially Owned by Apollo or any of its Affiliates.

         Beneficial Owner: The term "Beneficial Owner" (including, without limitation, "Beneficial Ownership" and "Beneficially Own") shall have the meanings provided in Section 1(d) of the Rights Agreement, except that the term "Affiliate" therein shall be defined for purposes of this Agreement as set forth herein. In addition, for purposes of this Agreement, if Apollo or any of its Affiliates shall form a "group" (as contemplated by Rule 13d-5(b)(1) under the Exchange Act) with any person, including, without limitation, any Associate of Apollo or any of its Affiliates, for the purpose of acquiring, holding, voting or disposing of any Common Stock of the Company, Apollo and its Affiliates shall be deemed to have acquired Beneficial Ownership of Common Stock Beneficially Owned by such person.

         Board of Directors:  shall have the meaning set forth in Section 2.9.

         Business Day: shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are not required or authorized to close.

         Closing:  shall have the meaning set forth in Section 1.3.

         Closing Date:  shall have the meaning set forth in Section 1.3.

         Code:  shall mean the Internal Revenue Code of 1986, as amended.

         Common Stock:  shall have the meaning set forth in Section 1.1.

         Disinterested Director: shall mean "disinterested directors" as such term is defined in Section 607.0901(1)(h) of the FBCA.

         Eligible Institution: shall mean (a) a commercial bank or investment bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; or (c) a finance company, insurance company or other financial institution organized under the laws of the United States, or any State thereof, that is engaged in purchasing or otherwise investing in commercial loans in the ordinary course of business, having total assets in excess of $100,000,000.

         Exchange Act: shall mean the Securities Exchange Act of 1934, as amended.

         Existing  Apollo  Shares:  shall have the  meaning set forth in Section
3.2.

         Extraordinary Transaction: shall have the meaning set forth in Section 5.1(e)(iv)(A).

         FBCA:  shall have the meaning set forth in Section 2.8(b).

         Fund:  shall have the meaning set forth in Section 3.1(a).

         Hold: shall mean to own beneficially (within the meaning of Rule 13d-3 under the Exchange Act).

         Inadvertent Shares: shall have the meaning set forth in the definition of Permitted Securities.

         Independent Committee: shall have the meaning set forth in Section 4.2(e).

         Material Adverse Effect: shall have the meaning set forth in Section 2.1(c).

         New Securities: shall have the meaning set forth in Section 4.4.

         Options: shall have the meaning set forth in Section 3.2.

         Permitted Assignee: shall have the meaning set forth in Section 5.2(a).

         Permitted Securities: shall mean (a) the Shares; (b) Existing Apollo Shares; (c) the Options and shares of Common Stock acquired by the exercise of Options; (d) that number of shares of Common Stock, which when added to the number of shares of Common Stock Beneficially Owned by Apollo and its Affiliates under clauses (a), (b) and (c) above, does not exceed twenty five percent (25%) of the total number of outstanding shares of Common Stock (determined at the time of any acquisition of Common Stock by Apollo and its Affiliates); (e) any securities acquired by Apollo pursuant to Section 4.4, including any securities received upon exercise, exchange or conversion thereof; (f) any other shares of Common Stock Beneficially Owned by Apollo or its Affiliates in excess of the total permitted under clauses (a), (b), (c) and (d) (the "Limit") and without actual knowledge of the fact that such shares were acquired in excess of the Limit (the "Inadvertent Shares") and (g) any non-voting securities of the Company Beneficially Owned by Apollo or its Affiliates that are not exchangeable, exercisable or convertible into voting securities of the Company; provided, however, that Inadvertent Shares shall become Prohibited Securities unless disposed of by Apollo or its Affiliates, as the case may be, within twenty (20) Business Days from the time that Apollo or such Affiliate has actual knowledge that such Inadvertent Shares are owned in violation of the Limit. In the event that a Permitted Assignee shall exercise its right to transfer
Permitted Securities to itself, the term "Permitted Securities" as to such Permitted Assignee shall include other shares of Common Stock Beneficially Owned by such Permitted Assignee.

         Person: shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         Prohibited  Security:  shall  have the  meaning  set  forth in  Section
2.8(b).

         REIT: shall have the meaning set forth in Section 2.13(b)(1).

         Rights Agreement: shall have the meaning set forth in Section 2.7(c).

         SEC:  shall mean the Securities and Exchange Commission.

         SEC Reports:  shall have the meaning set forth in Section 2.3.

         Securities Act:  shall mean the Securities Act of 1933, as amended.

         Senior Executive: shall mean (a) Victor A. Hughes, Jr. and J.C. Teagle, and any individuals named by the Board of Directors as their successors, and (b) any person whose duties to the Company consist of all or a portion of the duties performed by the persons referred to in clause (a).

         Shares:  shall have the meaning set forth in Section 1.1.

         Standstill Agreements: shall have the meaning set forth in Section 5.1(d).

         Subsidiary: shall mean any Person (a) of which the Company (or other specified Person) shall own directly or indirectly through a subsidiary, a nominee arrangement or otherwise (i) at least a majority of the outstanding capital stock (or other shares of beneficial interest) or (ii) at least a majority of the partnership, joint venture or similar interests, or (b) in which the Company (or other specified Person) is a general partner or joint venturer.

         Voting Stock: shall mean securities of any class or classes of a corporation or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         Unaudited Consolidated Balance Sheet: shall have the meaning set forth in Section 2.4.

         7.2.  Accounting Principles
               ---------------------

         Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with U.S. generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         7.3.  Directly or Indirectly
               ----------------------

         Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         7.4.  Governing Law
               -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

         7.5.  Paragraph and Section Headings
               ------------------------------

         The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

SECTION 8.          TERMINATION AND SURVIVAL
                    ------------------------

         8.1.  Termination
               -----------

         This Agreement shall terminate on the third anniversary of the Closing Date.

         8.2.  Survival of Representations and Warranties
               ------------------------------------------

                    (a) Except as otherwise provided in clauses (b), (c) and (d) of this Section, all representations and warranties made by the Company or Apollo herein or in any certificate or other instrument delivered by the Company or Apollo under this Agreement shall be considered to have been relied upon by the Company or Apollo, as the case may be, and shall survive for the term of this Agreement, regardless of any investigation made by the Company or Apollo.

                    (b) The representations and warranties contained in Sections 2.1(a), 2.7, 2.8 and 3.1(a) shall survive beyond the termination of this Agreement, regardless of any investigation made by the claiming party, or on its behalf. The representations and warranties contained in Section 2.13 of the Company shall survive until December 31, 2000, regardless of any investigation made by Apollo, or on Apollo's behalf.

                    (c) The  covenants  contained in Sections  4.3, 5.6, 6.6 and
9.4 shall survive beyond the termination of this Agreement.

                    (d) The parties agree that the sole remedy for a breach of any representation or warranty made by the Company or Apollo herein or in any certificate or other instrument delivered by the Company or Apollo shall be money damages.

SECTION 9.          MISCELLANEOUS
                    -------------

         9.1.  Notices.
               --------

         All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier:

1) if to Apollo, Two Manhattanville Road, Purchase New York 10577, marked for the attention of Ronald Solotruk, or at such other address as Apollo may have furnished the Company in writing, with copies to (A) Apollo Real Estate Management II, Inc., 1301 Avenue of Americas, 38th Floor, New York, New York 10019, marked for the attention of W. Edward Scheetz, (B) Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York 10022, marked for the attention of Yaacov M. Gross, Esq. and Michael A. Schwartz, Esq. and (C) Battle Fowler LLP, 75 East 55th Street, New York, New York 10022, marked for the attention of Martin L. Edelman, Esq., or

2) if to the Company, at 3986 Boulevard Center Drive, Jacksonville, Florida, marked for the attention of Victor A. Hughes, Jr., or at such other address as it may have furnished in writing to Apollo, with copies to (A) Ropes & Gray, One International Place, Boston, Massachusetts 02110, marked for the attention of William F. McCarthy, Esq. and (B) Boling & McCart, Suite 700, 76 South Laura Street, Jacksonville, Florida 32202, marked for the attention of Harold F. McCart Jr., Esq.

                    (a) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing.

         9.2.  Expenses and Taxes
               ------------------

         Unless otherwise specified in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transactions contemplated by this Agreement are consummated.

         The Company will pay, and save and hold Apollo harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable by the Company on the execution and delivery or acquisition of the Shares.

         9.3.  Reproduction of Documents
               -------------------------

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by Apollo on the Closing Date (except for certificates evidencing the Shares themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to Apollo, may be reproduced by Apollo by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and either Investor may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by an Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         9.4.  Successors and Assigns
               ----------------------

         This Agreement shall inure to the benefit of and be binding upon the successors of the parties hereto. Neither party hereto may assign any part of this Agreement to a third party, provided, however, that Apollo may assign its rights and obligations hereunder to any of its

Affiliates in connection with a transfer of Permitted Securities to such Affiliate and provided further that (i) Apollo may assign its rights under
Section 4.3 to a Permitted Assignee and (ii) any such Permitted Assignee shall not assign any part of this Agreement to a third party. No transfer or assignment under this Agreement shall be valid until such Affiliate or Permitted Assignee executes an Assignment and Assumption Agreement, in the form of which is attached as Exhibit E(1) or E(2) hereto, as the case may be.

         9.5.  Notice of Proposed Action; Equitable Remedies
               ---------------------------------------------

                    (a) Upon the occurrence and during the continuance of any breach of a representation or warranty by a party to this Agreement, the nonbreaching party shall provide the breaching party with notice of such breach. The nonbreaching party may, fifteen (15) Business Days after providing the breaching party with such notice, take any of the actions permitted under this Agreement or by law.

                    (b) Upon the occurrence and during the continuance of any breach of a covenant by a party to this Agreement, the nonbreaching party shall provide the breaching party with notice of such breach. The nonbreaching party may, three (3) Business Days after providing the breaching party with such notice, take any of the actions permitted under this Agreement or by law or equity.

                    (c) Upon the occurrence and during the continuance of any event that would cause the Standstill Agreements to cease to be in effect pursuant to Sections 5.1(e)(ii), 5.1(e)(iii), 5.1(e)(iv) or 5.1(e)(v), Apollo shall provide the Company with notice of such event. Apollo may, three (3) Business Days after providing the Company with such notice, take any of the actions permitted under this Agreement or by law.

                    (d) Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of Sections 4.2, 4.3, 4.4, 4.5, 5.1(a), 5.1(c), 5.1(e)(vi), 5.2, 5.3, 5.4, 5.5 and 5.6 of this
Agreement are not performed in accordance with the specific terms or otherwise are breached. Accordingly, each of the parties agrees that, in addition to any other remedies available in law, the other party shall be entitled to seek equitable relief with respect to such breaches of said Sections. The sole remedy for breach of the provisions of Sections 5.1(e)(ii), 5.1(e)(iii), 5.1(e)(iv) and 5.1(e)(v) shall be termination of the Standstill.

         9.6.  Attorneys' Fees
               ---------------

         In the event any party hereto finds it necessary to bring any suit, action, or other proceeding at law or equity to interpret, enforce or implement any of the terms, covenants or conditions hereof or of any instrument executed pursuant to this Agreement, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding, including any bankruptcy proceeding and/or any appeal, shall be paid all costs and reasonable attorneys' fees by the non-prevailing party, and in the event any judgment is secured by such prevailing party, all such costs and attorneys' fees shall be included in any such judgment (attorneys' fees to be set by the court and not by the jury). No termination of this Agreement upon any grounds or in any circumstances addressed herein or otherwise will impair or limit a prevailing party's right to recover from the other party its attorneys' fees and costs in accordance with the provisions of this Section.

         9.7.  Entire Agreement; Amendment and Waiver
               --------------------------------------

         Except as expressly provided or contemplated herein, this Agreement constitutes the entire understanding of the parties hereto and supersedes all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and Apollo or their successors or assigns.

         9.8.  Limitation on Enforcement of Remedies
               -------------------------------------

         The Company hereby agrees that it will not assert against the limited partners of Advisors or the limited partners of the Fund any claim it may have under this Agreement by reason of any failure or alleged failure by Apollo to meet its obligations hereunder.

         9.9.  Counterparts
               ------------

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                      Very truly yours,

                      KOGER EQUITY, INC.


                      By_________________________________
                                     Name:
                                     Title:


                      AP-KEI HOLDINGS, LLC

                      By AP-MM KEI HOLDINGS, LLC,
                         its Managing Member

                         By KRONUS PROPERTY, INC
                            its Managing Member


                            By___________________________
                                      Name:
                                      Title:


Section 5.5 is hereby acknowledged
and agreed to by the undersigned:

APOLLO REAL ESTATE ADVISORS II, L.P.

By APOLLO REAL ESTATE CAPITAL
   ADVISORS II, INC.,
   its General Partner


     By______________________________
                 Name:
                 Title: